EXHIBIT 2.1





                            STOCK PURCHASE AGREEMENT


                                      AMONG


                           MICROTEL INTERNATIONAL INC.


                                       AND


                               THE SHAREHOLDERS OF
                                LARUS CORPORATION


                                  JULY 13, 2004





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

                                TABLE OF CONTENTS
                                -----------------

                                                                                          PAGE
                                                                                          ----

1.       Definitions.......................................................................1

2.       Purchase and Sale of Company Shares...............................................6
         2.1      Basic Transaction........................................................6
         2.2      Purchase Price...........................................................6
         2.3      The Closing..............................................................6
         2.4      Deliveries at the Closing................................................6

3.       Representations and Warranties Concerning the Transaction.........................7
         3.1      Representations and Warranties of the Sellers............................7
         3.2      Representations and Warranties of the Buyer..............................9

4.       Representations and Warranties Concerning the Company and the Subsidiary.........10
         4.1      Organization, Qualification, and Corporate Power........................10
         4.2      Capitalization..........................................................10
         4.3      Noncontravention........................................................11
         4.4      Brokers' Fees...........................................................11
         4.5      Title to Assets.........................................................11
         4.6      Subsidiary..............................................................11
         4.7      Financial Statements....................................................12
         4.8      Events Subsequent to Most Recent Fiscal Year End........................12
         4.9      Undisclosed Liabilities.................................................14
         4.10     Legal Compliance........................................................14
         4.11     Tax Matters.............................................................14
         4.12     Real Property...........................................................16
         4.13     Intellectual Property...................................................17
         4.14     Tangible Assets.........................................................19
         4.15     Inventory...............................................................19
         4.16     Contracts...............................................................19
         4.17     Notes and Accounts Receivable...........................................20
         4.18     Powers of Attorney......................................................20
         4.19     Insurance...............................................................20
         4.20     Litigation..............................................................21
         4.21     Product Warranty........................................................21
         4.22     Product Liability.......................................................22
         4.23     Employees...............................................................22
         4.24     Employee Benefits.......................................................22
         4.25     Guaranties..............................................................24
         4.26     Environmental, Health, and Safety Matters...............................24
         4.27     Certain Business Relationships with the Company and the Subsidiary......25
         4.28     Stock Repurchases.......................................................25
         4.29     Disclosure..............................................................26

                                           -i-

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                                                                                          PAGE
                                                                                          ----

5.       Post-Closing Covenants...........................................................26
         5.1      General.................................................................26
         5.2      Litigation Support......................................................26
         5.3      Transition..............................................................26
         5.4      Confidentiality.........................................................26
         5.5      Non-Competition.........................................................27
         5.6      Preparation and Delivery of Closing Balance Sheets......................29
         5.7      Certain Tax Payments....................................................29

6.       Conditions to Obligation to Close................................................29
         6.1      Conditions to Obligation of the Buyer...................................29
         6.2      Conditions to Obligation of the Sellers, McDermott and Yost.............31

7.       Remedies for Breaches of This Agreement..........................................32
         7.1      Survival of Representations and Warranties..............................32
         7.2      Indemnification Provisions for Benefit of the Buyer.....................32
         7.3      Indemnification Provisions for Benefit of the Sellers...................33
         7.4      Matters Involving Third Parties.........................................33
         7.5      Determination of Adverse Consequences...................................34
         7.6      Set Off.................................................................34
         7.7      Limitations on Indemnification Matters..................................34

8.       Tax Matters......................................................................35
         8.1      Tax Periods Beginning Before and Ending After the Closing Date..........35
         8.2      Cooperation on Tax Matters..............................................35
         8.3      Tax Sharing Agreements..................................................36

9.       Miscellaneous....................................................................36
         9.1      Press Releases and Public Announcements.................................36
         9.2      No Third-Party Beneficiaries............................................36
         9.3      Entire Agreement........................................................36
         9.4      Succession and Assignment...............................................37
         9.5      Counterparts............................................................37
         9.6      Headings................................................................37
         9.7      Notices.................................................................37
         9.8      Governing Law...........................................................38
         9.9      Amendments and Waivers..................................................38
         9.10     Severability............................................................38
         9.11     Expenses................................................................38
         9.12     Construction............................................................38
         9.13     Incorporation of Exhibits and Schedules.................................39
         9.14     Specific Performance....................................................39
         9.15     Submission to Jurisdiction..............................................39

                                           -ii-
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Exhibit A     -   Form of Short Term Note
Exhibit B     -   Form of Long Term Note
Exhibit C     -   List of Buyer's Banks and Lending Institutions
Exhibit D     -   Form of Warrant Agreement
Exhibit E     -   Financial Statements
Exhibit F     -   Form of Registration Rights Agreement
Exhibit G     -   Form of Lock-Up Agreement
Exhibit H     -   Form of Facility Lease Agreement
Exhibit I     -   Form of Consulting Agreement - McDermott
Exhibit J     -   Form of Consulting Agreement - Yost
Exhibit K     -   Form of Opinion of Counsel to the Sellers
Exhibit L     -   Form of Opinion of Counsel to the Buyer

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                                     -iii-

                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (the "AGREEMENT") is entered into on July 13, 2004, by and among MICROTEL INTERNATIONAL INC., a Delaware corporation (the "BUYER"), NOEL C. McDERMOTT, an individual ("MCDERMOTT"), WARREN P. YOST, an individual ("YOST"), and the holders of the common stock of LARUS CORPORATION, a California corporation (the "COMPANY"), identified in the signature block at the end of this Agreement (each individually a "SELLER" and collectively the "SELLERS"). The Buyer, McDermott, Yost, and the Sellers are each referred to herein as a "PARTY" and collectively referred to herein as the "PARTIES."

                                 R E C I T A L S
                                 ---------------

         A. The Sellers in the aggregate own all of the outstanding common stock of the Company, which common stock comprises all of the capital stock of the Company.

         B. This Agreement contemplates a transaction in which the Buyer will purchase from the Sellers, and the Sellers will sell to the Buyer, all of the outstanding common stock of the Company in return for cash and other consideration described in SECTION 2.2.

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

         1.       DEFINITIONS.
                  ------------

                  "ACCREDITED INVESTOR" has the meaning set forth in Regulation D promulgated under the Securities Act.

                  "ADVERSE CONSEQUENCES" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

                  "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

                  "AFFILIATED GROUP" means any affiliated group within the meaning of Code Section 1504(a) or any similar group defined under a similar provision of state, local or foreign law.

                  "BASIS" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

                  "BUSINESS" means the manufacturing and sale of telecommunications products.

                  "BUYER" has the meaning set forth in the preface above.

                  "BUYER NOTES" means the Short Term Notes and the Long Term Notes.

                  "BUYER SECURITIES" means, collectively, the Buyer Shares, the Buyer Notes, the Warrants and the Warrant Shares.

                  "BUYER SHARES" has the meaning set forth in SECTION 2.2(d).

                  "CLOSING" has the meaning set forth in SECTION 2.3.

                  "CLOSING BALANCE SHEETS" has the meaning set forth in SECTION 5.6.

                  "CLOSING DATE" has the meaning set forth in SECTION 2.3.

                  "COBRA" means the requirements of Part 6 of Subtitle B of Title I of ERISA and Code Section 4980B and of any similar state law.

                  "CODE" means the Internal Revenue Code of 1986, as amended.

                  "COMPANY" has the meaning set forth in the preface above.

                  "COMPANY SHARE" means any share of the common stock, no par value per share, of the Company.

                  "CONFIDENTIAL INFORMATION" means any information concerning the businesses and affairs of the Company or the Subsidiary that is not already generally available to the public.

                  "CONSULTING AGREEMENTS" has the meaning set forth in SECTION 6.1(k).

                  "CONTROLLED GROUP" has the meaning set forth in Code Section 1563.

                  "DEFERRED INTERCOMPANY TRANSACTION" has the meaning set forth in Reg. Section 1.1502-13 under the Code.

                  "DISCLOSURE SCHEDULE" has the meaning set forth in SECTION 4.

                  "EMPLOYEE BENEFIT PLAN" means any "EMPLOYEE BENEFIT PLAN" (as such term is defined in ERISA Section 3(3)) and any other employee benefit plan, program or arrangement of any kind.

                  "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in ERISA Section 3(2).

                  "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in ERISA Section 3(1).

                  "ENVIRONMENTAL, HEALTH, AND SAFETY REQUIREMENTS" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA AFFILIATE" means each entity which is treated as a single employer with the Company for purposes of Code Section 414.

                  "EXCESS LOSS ACCOUNT" has the meaning set forth in Reg.
Section 1.1502-19 under the Code.

                  "FACILITY LEASE AGREEMENT" has the meaning set forth in
SECTION 6.1(j).

                  "FCC" means the Federal Communications Commission.

                  "FIDUCIARY" has the meaning set forth in ERISA Section 3(21).

                  "FINANCIAL STATEMENTS" has the meaning set forth in SECTION
4.7.

                  "GAAP" means United States generally accepted accounting principles as in effect from time to time.

                  "INDEMNIFIED PARTY" has the meaning set forth in SECTION 7.4.

                  "INDEMNIFYING PARTY" has the meaning set forth in SECTION 7.4.

                  "INTELLECTUAL PROPERTY" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

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                  "KNOWLEDGE" means actual knowledge.

                  "LIABILITY" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

                  "LOCK-UP AGREEMENTS" has the meaning set forth in SECTION 6.1(i).

                  "LONG TERM NOTES" has the meaning set forth in SECTION 2.2(c).

                  "MCDERMOTT" shall mean Noel C. McDermott, an individual.

                  "MOST RECENT BALANCE SHEET" means the balance sheet of the Company or the Subsidiary contained within the Most Recent Financial Statements of the Company or the Subsidiary, as the case may be.

                  "MOST RECENT FINANCIAL STATEMENTS" has the meaning set forth in SECTION 4.7.

                  "MOST RECENT FISCAL MONTH END" has the meaning set forth in
SECTION 4.7.

                  "MOST RECENT FISCAL YEAR END" has the meaning set forth in
SECTION 4.7.

                  "MULTIEMPLOYER PLAN" has the meaning set forth in ERISA
Section 3(37).

                  "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

                  "PARTY" has the meaning set forth in the preface above.

                  "PBGC" means the Pension Benefit Guaranty Corporation.

                  "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

                  "PRODUCTS" means the products manufactured by the Company.

                  "PROHIBITED TRANSACTION" has the meaning set forth in ERISA
Section 406 and Code Section 4975.

                  "PURCHASE PRICE" has the meaning set forth in SECTION 2.2.

                  "REGISTRATION RIGHTS AGREEMENT" has the meaning set forth in
SECTION 6.1(h).

                  "REPORTABLE EVENT" has the meaning set forth in ERISA Section 4043.

                  "RESTRICTED PERIOD" has the meaning set forth in SECTION
5.5(a).

                  "RESTRICTED TERRITORY" means all states, territories, districts, provinces and commonwealths of the United States and Canada in which the Company has conducted any aspect of the Business, and all states, territories, districts and commonwealths of the United States in which the Buyer conducts its business (including, without limitation, the Business of the Company) hereafter.

                  "SEC" means the United States Securities and Exchange Commission.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "SECURITY INTEREST" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

                  "SELLER" has the meaning set forth in the preface above.

                  "SHORT TERM NOTES" has the meaning set forth in SECTION
2.2(b).

                  "STOCK REPURCHASES" means (i) the repurchase by Vista of an aggregate of 3,000 shares of common stock of Vista held by shareholders of Vista other than Larus, and (ii) the repurchase by Larus of and aggregate of 18,750 of common stock of Larus held by shareholders of Larus other than McDermott or Yost, which repurchases were made effective immediately prior to the Closing.

                  "SUBSIDIARY" means Vista Labs Incorporated, a California corporation, a wholly-owned subsidiary of the Company.

                  "TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code
Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

                  "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                  "THIRD PARTY CLAIM" has the meaning set forth in SECTION 7.4.

                  "WARRANTS" has the meaning set forth in SECTION 2.2(e).

                  "WARRANT AGREEMENT" has the meaning set forth in SECTION
2.2(e).

                  "WARRANT SHARES" has the meaning set forth in SECTION 2.2(E).

                  "YOST" shall mean Warren P. Yost, an individual.

         2.       PURCHASE AND SALE OF COMPANY SHARES.
                  ------------------------------------

                  2.1 BASIC TRANSACTION. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from each of the Sellers, and each of the Sellers agrees to sell to the Buyer, all of his or its Company Shares for the consideration specified below in SECTION 2.2. The consideration set forth in Section 2(b) below shall be the aggregate consideration delivered by the Buyer to the Sellers. Such aggregate consideration shall be divided pro-rata among the Sellers based upon their respective percentage ownership of the Company Shares on the Closing Date in relation to all of the Company Shares.

                  2.2 PURCHASE PRICE. The Buyer agrees to pay to the Sellers at the Closing an aggregate purchase price (the "PURCHASE PRICE") comprised of the following elements:

                           (a) $1,000,000 cash;

                           (b) zero interest promissory notes ("SHORT TERM
NOTES"), in form and substance as set forth in EXHIBIT A, issued by the Buyer in the aggregate principal amount equal to $887,500;

                           (c) subordinated secured promissory notes (the "LONG
TERM NOTES"), in form and substance as set forth in EXHIBIT B, issued by the Buyer in the aggregate principal amount of $3,000,000;

                           (d) 1,213,592 shares of the Buyer's common stock (the
"BUYER SHARES"); and

                           (e) warrants (the "WARRANTS") to purchase up to an
aggregate of 150,000 shares of the Buyer's common stock (the "WARRANT SHARES") pursuant to the terms of the Warrant Agreements (the "WARRANT AGREEMENTS") in form and substance as set forth in EXHIBIT D.

                  2.3 THE CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Rutan & Tucker, LLP, located at 611 Anton Boulevard, 14th Floor, Costa Mesa, California 92626, commencing at 9:00 a.m. local time on such date as the Buyer and the Sellers may mutually determine (the "CLOSING DATE"); PROVIDED, HOWEVER, that the Closing Date shall be no later than July 9, 2004.

                  2.4 DELIVERIES AT THE CLOSING. At the Closing, (i) the Sellers will deliver to the Buyer the various certificates, instruments, and documents referred to in SECTION 6.1, (ii) the Buyer will deliver to the Sellers the various certificates, instruments, and documents referred to in SECTION 6.2 below, (iii) each of the Sellers will deliver to the Buyer by facsimile (with hard copy to follow within five business days after the Closing) stock certificates representing all of his or its Company Shares, endorsed in blank or accompanied by duly executed assignment documents, and (iv) the Buyer will deliver to each of the Sellers their respective portion of the aggregate consideration specified in SECTION 2.2 (except for certificates representing Buyers Shares, which certificates shall be delivered to the Sellers within five business days after the Closing).

         3.       REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION.
                  ----------------------------------------------------------

                  3.1 REPRESENTATIONS AND WARRANTIES OF THE SELLERS. Each Seller, severally and not jointly, represents and warrants to the Buyer as follows:

                           (a) AUTHORIZATION OF TRANSACTION. Such Seller has
full power and authority to execute and deliver this Agreement and to perform his or its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of such Seller, enforceable in accordance with its terms and conditions. Such Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                           (b) NONCONTRAVENTION. Neither the execution and the
delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which such Seller is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which such Seller is a party or by which he is bound or to which any of his assets is subject.

                           (c) BROKERS' FEES. Such Seller has no Liability or
obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement other than the fees payable by the Sellers to Trudeau and Trudeau Associates, Inc. and such fees payable by the Sellers to Trudeau and Trudeau Associates, Inc. shall be paid in full by the Sellers.

                           (d) SECURITIES LAW COMPLIANCE.

                                    (i) such Seller has a net worth sufficient
to bear the economic risk (including the entire loss) of his or its investment made in the Buyer Securities;

                                    (ii) such Seller is an "accredited
investor," as such term is defined in Rule 501 of Regulation D promulgated under the rules and regulations of the Securities Act;

                                    (iii) such Seller has adequate means of
providing for his or its current cash needs and personal contingencies and has no need for liquidity in this investment in the Buyer Securities and has no reason to anticipate any change in his or its personal circumstances, financial or otherwise, which may cause or require any sale or distribution by such Seller of all or any part of the Buyer Securities acquired by him or it herein;

                                    (iv) by reason of such Seller's business or
financial experience or the business or financial experience of such Seller's professional advisor(s) who are unaffiliated with and who are not compensated by the Buyer or any Affiliate of the Buyer, directly or indirectly, such Seller has the capacity to protect his or its own interests in connection with an investment in the Buyer Securities;

                                    (v) such Seller understands that the he or
it is acquiring the Buyer Securities without being furnished any prospectus or offering circular, other than a copy of this Agreement, a copy of the Buyer's annual report on Form 10-K for the year ended December 31, 2003 and a copy of the Buyer's quarterly report on Form 10-Q for the quarterly period ended March 31, 2004;

                                    (vi) no representations or warranties have
been made to such Seller by the Buyer or any employee or agent of the Buyer regarding the Buyer and in entering into this Agreement, such Seller is not relying on any information, other than as a result of the independent investigation of the Buyer by such Seller, and no guarantee of any profit or return on his or its investment made in the Buyer Securities has been made to such Seller;

                                    (vii) in evaluating the merits and risk of
this investment, such Seller has relied on the advice of his or its personal tax advisor, investment advisor and/or legal counsel;

                                    (viii) such Seller is aware that the Buyer
Securities have not been registered or qualified, nor is registration or qualification contemplated (except where such Seller is a party to the Registration Rights Agreement, to the extent provided for therein), with the SEC under the Securities Act or any state securities law. Accordingly, the Buyer Securities may not be sold or otherwise transferred or hypothecated unless they are subsequently registered or qualified under the Securities Act or applicable laws or if, in the opinion of counsel, an exemption from registration or qualification thereunder is available and the transaction will not jeopardize the availability of the exemptions under applicable federal and state securities laws relied upon by the Buyer in connection with the offering in which such Seller acquired his or its Buyer Securities;

                                    (ix) such Seller acknowledges that the Buyer
Securities were not offered by means of any general solicitation or advertising;

                                    (x) such Seller is acquiring his or its
Buyer Securities solely for his or its own account, for investment purposes only, and not with an intent to sell, or for resale in connection with any distribution of all or any portion of the Buyer Securities within the meaning of the Securities Act;

                                    (xi) the address of such Seller set forth on
the signature pages hereto is the principal residence of such Seller, if such Seller is an individual, or the principal business address of such Seller, if such Seller is a business or other entity, and that all offers to such Seller have been made only in the state specified in such address; and

                                    (xii) such Seller acknowledges and agrees
that the Buyer Notes, Warrant Agreement, certificates representing the Buyer Shares and, when issued, the certificates representing the Warrant Shares shall each contain such restrictive legends as may be required under applicable state and federal securities laws with respect to the transferability of such securities.

                           (e) COMPANY SHARES. Such Seller holds of record and
owns beneficially the number of Company Shares set forth next to his or its name in SECTION 4.2 of the Disclosure Schedule, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. The Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require such Seller to sell, transfer, or otherwise dispose of any capital stock of the Company (other than this Agreement). Such Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company.

                  3.2 REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Sellers as follows:

                           (a) ORGANIZATION OF THE BUYER. The Buyer is a
corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

                           (b) AUTHORIZATION OF TRANSACTION. The Buyer has full
power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions. The Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                           (c) NONCONTRAVENTION. Neither the execution and the
delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject.

                           (d) BROKERS' FEES. The Buyer has no Liability or
obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement other than the fees payable by the Buyer to OEM Capital Corp.

                           (e) INVESTMENT. The Buyer is not acquiring the
Company Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

                           (f) SEC FILINGS. As of the time it was filed with the
SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the documents filed by the Buyer with the SEC complied in all material respects with the applicable requirements of the Securities Act or the Securities Exchange Act (as the case may be); and (ii) none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Buyer has filed with the SEC all documents required to be filed with the SEC as set forth in the Securities Act or the Securities Exchange Act (as the case may be).

         4.       REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY AND THE
                  -------------------------------------------------------------
                  SUBSIDIARY.
                  -----------

                  The Sellers, McDermott and Yost, jointly and severally, represent and warrant to the Buyer that the statements contained in this SECTION 4 are correct and complete as of the date of this Agreement, except as set forth in the disclosure schedule delivered by the Sellers, McDermott and Yost to the Buyer on the date hereof and initialed by the Sellers, McDermott and Yost (the "DISCLOSURE SCHEDULE").

                  4.1 ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. Each of the Company and the Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of the Company and the Subsidiary is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Each of the Company and the Subsidiary has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it. Section 4.1 of the Disclosure Schedule lists the directors and officers of each of the Company and the Subsidiary. The Sellers have delivered to the Buyer correct and complete copies of the charter and bylaws of each of the Company and the Subsidiary (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of each of the Company and the Subsidiary are correct and complete. Neither the Company nor the Subsidiary is in default under or in violation of any provision of its charter or bylaws.

                  4.2 CAPITALIZATION. The entire authorized capital stock of the Company consists of 1,000,000 Company Shares, of which 910,000 Company Shares are issued and outstanding (after taking into account the Stock Repurchases). All of the issued and outstanding Company Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the respective Sellers as set forth in Section 4.2 of the Disclosure Schedule. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Company.

                  4.3 NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which either the Company or the Subsidiary is subject or any provision of the charter or bylaws of either the Company or the Subsidiary or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which either the Company or the Subsidiary is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). Neither the Company nor the Subsidiary needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

                  4.4 BROKERS' FEES. Neither the Company nor the Subsidiary has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement. All fees payable to Trudeau and Trudeau Associates, Inc. shall be paid by the Sellers.

                  4.5 TITLE TO ASSETS. The Company and the Subsidiary have good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

                  4.6 SUBSIDIARY. Section 4.6 of the Disclosure Schedule sets forth for the Subsidiary (a) its name and jurisdiction of incorporation, (b) the number of shares of authorized capital stock of each class of its capital stock, and (c) the number of issued and outstanding shares of each class of its capital stock and that all such shares of capital stock are held by the Company. All of the issued and outstanding shares of capital stock of the Subsidiary have been duly authorized and are validly issued, fully paid, and nonassessable. The Company holds of record and owns beneficially all of the outstanding shares of capital stock of the Subsidiary, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require either the Company or the Subsidiary to sell, transfer, or otherwise dispose of any capital stock of the Subsidiary or that could require the Subsidiary to issue, sell, or otherwise cause to become outstanding any of its own capital stock. There are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to the Subsidiary. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of the Subsidiary. Neither the Company nor the Subsidiary controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, or other business association.

                  4.7 FINANCIAL STATEMENTS. Attached hereto as EXHIBIT E are the following financial statements of the Company and the Subsidiary for the periods described below, all of which are subject to audit adjustments by the Buyer (collectively the "FINANCIAL STATEMENTS"): (i) unaudited balance sheets and statements of income as of and for the fiscal years ended November 30, 2003 and October 31, 2003 (in each case, the "MOST RECENT FISCAL YEAR END") for the Company and the Subsidiary, respectively; and (ii) unaudited balance sheets and statements of income (in each case, the "MOST RECENT FINANCIAL STATEMENTS") as of and for the six months and seven months ended May 31, 2004 (in each case, the "MOST RECENT FISCAL MONTH END") for the Company and the Subsidiary, respectively. The Financial Statements, all of which are subject to audit adjustments by the Buyer, present fairly the financial condition of the Company and the Subsidiary as of such dates and the results of operations of the Company and the Subsidiary for such periods, are correct and complete, and are consistent with the books and records of the Company and the Subsidiary (which books and records are correct and complete).

                  4.8 EVENTS SUBSEQUENT TO MOST RECENT FISCAL YEAR END. Since the Most Recent Fiscal Year End, there has not been any adverse change in the business, financial condition, operations, results of operations, or future prospects of either the Company or the Subsidiary. Without limiting the generality of the foregoing, since those dates:

                           (a) neither the Company nor the Subsidiary has sold,
leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

                           (b) neither the Company nor the Subsidiary has
entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $25,000 or outside the Ordinary Course of Business;

                           (c) no party (including the Company and the
Subsidiary) has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $25,000 to which either the Company or the Subsidiary is a party or by which either of them is bound;

                           (d) neither the Company nor the Subsidiary has
imposed any Security Interest upon any of its assets, tangible or intangible;

                           (e) neither the Company nor the Subsidiary has made
any capital expenditure (or series of related capital expenditures) either involving more than $25,000 or outside the Ordinary Course of Business;

                           (f) neither the Company nor the Subsidiary has made
any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $25,000 or outside the Ordinary Course of Business;

                           (g) neither the Company nor the Subsidiary has issued
any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $25,000 in the aggregate;

                           (h) neither the Company nor the Subsidiary has
delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

                           (i) neither the Company nor the Subsidiary has
cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $5,000 or outside the Ordinary Course of Business;

                           (j) neither the Company nor the Subsidiary has
granted any license or sublicense of any rights under or with respect to any Intellectual Property;

                           (k) there has been no change made or authorized in
the charter or bylaws of either the Company or the Subsidiary;

                           (l) neither the Company nor the Subsidiary has
issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

                           (m) neither the Company nor the Subsidiary has
declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock, other than the Stock Repurchases;

                           (n) neither the Company nor the Subsidiary has
experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

                           (o) neither the Company nor the Subsidiary has made
any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

                           (p) neither the Company nor the Subsidiary has
entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                           (q) neither the Company nor the Subsidiary has
granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

                           (r) neither the Company nor the Subsidiary has
adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

                           (s) neither the Company nor the Subsidiary has made
any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

                           (t) neither the Company nor the Subsidiary has made
or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

                           (u) there has not been any other occurrence, event,
incident, action, failure to act, or transaction outside the Ordinary Course of Business involving either the Company or the Subsidiary; and

                           (v) neither the Company nor the Subsidiary has
committed to any of the foregoing.

                  4.9 UNDISCLOSED LIABILITIES. Neither the Company nor the Subsidiary has any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for (a) Liabilities set forth on the face of the Most Recent Balance Sheet for the Company and the Subsidiary and (b) Liabilities which have arisen after the Most Recent Fiscal Month End for the Company and the Subsidiary in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

                  4.10 LEGAL COMPLIANCE. Each of the Company and the Subsidiary has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) (including without limitation all applicable rules and regulations of the FCC with respect to the Company's Products including Part 15 of Title 47 of the Code of Federal Regulations), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

                  4.11 TAX MATTERS.

                           (a) Each of the Company and the Subsidiary has filed
all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Company and the Subsidiary (whether or not shown on any Tax Return) have been paid. Neither the Company nor the Subsidiary currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where either the Company or the Subsidiary does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of either the Company or the Subsidiary that arose in connection with any failure (or alleged failure) to pay any Tax.

                           (b) Each of the Company and the Subsidiary has
withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                           (c) No Seller or director or officer (or employee
responsible for Tax matters) of the Company or the Subsidiary expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of the Company or the Subsidiary either (i) claimed or raised by any authority in writing or (ii) as to which any of the Sellers and the directors and officers (and employees responsible for Tax matters) of the Company and the Subsidiary has Knowledge based upon personal contact with any agent of such authority.
Section 4.11 of the Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to the Company and the Subsidiary for taxable periods ended on or after November 30, 2000, and October 31, 2000, respectively, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Sellers have delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company or the Subsidiary since November 30, 1999 and October 31, 1999, respectively.

                           (d) Neither the Company nor the Subsidiary has waived
any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                           (e) Neither the Company nor the Subsidiary has filed
a consent under Code Section 341(f) concerning collapsible corporations. Neither the Company nor the Subsidiary has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G. Neither the Company nor the Subsidiary has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). Each of the Company and the Subsidiary has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. Neither the Company nor the Subsidiary is a party to any Tax allocation or sharing agreement. Neither the Company nor the Subsidiary (i) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (ii) has any Liability for the Taxes of any Person (other than the Company or the Subsidiary) under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                           (f) Section 4.11 of the Disclosure Schedule sets
forth the following information with respect to each of the Company and the Subsidiary (or, in the case of clause (ii) below, with respect to the Subsidiary) as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing giving effect to the consummation of the transactions contemplated hereby): (i) the basis of the Company or Subsidiary in its assets; (ii) the basis of the stockholder(s) of the Subsidiary in its stock (or the amount of any Excess Loss Account); (iii) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Company or the Subsidiary; and (iv) the amount of any deferred gain or loss allocable to the Company or the Subsidiary arising out of any Deferred Intercompany Transaction.

                  4.12 REAL PROPERTY.

                           (a) Neither the Company nor the Subsidiary owns any
real property.

                           (b) Section 4.12(b) of the Disclosure Schedule lists
and describes briefly all real property leased or subleased to the Company or the Subsidiary. McDermott and Yost have delivered to the Buyer correct and complete copies of the leases and subleases listed in Section 4.12(b) of the Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in Section 4.12(b) of the Disclosure Schedule, to the Knowledge of the Sellers, McDermott or Yost:

                                    (i) the lease or sublease is legal, valid,
binding, enforceable, and in full force and effect;

                                    (ii) no party to the lease or sublease is in
breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                                    (iii) no party to the lease or sublease has
repudiated any provision thereof;

                                    (iv) there are no disputes, oral agreements,
or forbearance programs in effect as to the lease or sublease;

                                    (v) with respect to each sublease, the
representations and warranties set forth in subsections (i) through (v) above are true and correct with respect to the underlying lease;

                                    (vi) neither the Company nor the Subsidiary
has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

                                    (vii) all facilities leased or subleased
thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations;

                                    (viii) all facilities leased or subleased
thereunder are supplied with utilities and other services necessary for the operation of said facilities; and

                                    (ix) the owner of the facility leased or
subleased has good and marketable title to the parcel of real property, free and clear of any Security Interest, easement, covenant, or other restriction, except for installments of special easements not yet delinquent and recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto.

                  4.13 INTELLECTUAL PROPERTY.

                           (a) To the Knowledge of the Sellers, McDermott or
Yost, the Company and the Subsidiary own or have the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary or desirable for the operation of the businesses of the Company and the Subsidiary as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by any of the Company or the Subsidiary immediately prior to the Closing hereunder will be owned or available for use by the Company or the Subsidiary on identical terms and conditions immediately subsequent to the Closing hereunder. To the Knowledge of the Sellers, McDermott or Yost, each of the Company and the Subsidiary has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses.

                           (b) Neither the Company nor the Subsidiary has
interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company and the Subsidiary has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company or the Subsidiary must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of the Sellers, McDermott or Yost, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Company or the Subsidiary.

                           (c) Section 4.13(c) of the Disclosure Schedule
identifies each patent or registration which has been issued to the Company or the Subsidiary with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which the Company or the Subsidiary has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which the Company or the Subsidiary has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Sellers have delivered to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and have made available to the Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Section 4.13(c) of the Disclosure Schedule also identifies each trade name or unregistered trademark used by the Company or the Subsidiary in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in Section 4.13(c) of the Disclosure
Schedule:

                                    (i) the Company and the Subsidiary possess
all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

                                    (ii) the item is not subject to any
outstanding injunction, judgment, order, decree, ruling, or charge;

                                    (iii) no action, suit, proceeding, hearing,
investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                                    (iv) neither the Company nor the Subsidiary
has ever agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

                           (d) Section 4.13(d) of the Disclosure Schedule
identifies each item of Intellectual Property that any third party owns and that the Company or the Subsidiary uses pursuant to license, sublicense, agreement, or permission. The Sellers have delivered to the Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Section 4.13(d) of the Disclosure Schedule:

                                    (i) the license, sublicense, agreement, or
permission covering the item is legal, valid, binding, enforceable, and in full force and effect; (ii) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                                    (iii) no party to the license, sublicense,
agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                                    (iv) no party to the license, sublicense,
agreement, or permission has repudiated any provision thereof;

                                    (v) with respect to each sublicense, the
representations and warranties set forth in subsections (i) through (iv) above are true and correct with respect to the underlying license;

                                    (vi) the underlying item of Intellectual
Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                                    (vii) no action, suit, proceeding, hearing,
investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                                    (viii) neither the Company nor the
Subsidiary has granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

                           (e) To the Knowledge of the Sellers, McDermott or
Yost, neither the Company nor the Subsidiary will interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its businesses as presently conducted and as presently proposed to be conducted.

                           (f) Neither the Sellers, McDermott nor Yost has any
Knowledge of any new products, inventions, procedures, or methods of manufacturing or processing that any competitors or other third parties have developed which reasonably could be expected to immediately replace any Product or process of the Company or the Subsidiary.

                  4.14 TANGIBLE ASSETS. The Company and the Subsidiary own or lease all buildings, machinery, equipment, and other tangible assets necessary for the conduct of their businesses as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used and presently is proposed to be used.

                  4.15 INVENTORY. The inventory of the Company and the Subsidiary consists of raw materials and supplies, manufactured and purchased parts, goods in process, and finished goods.

                  4.16 CONTRACTS. Section 4.16 of the Disclosure Schedule lists the following contracts and other agreements to which the Company or the Subsidiary is a party:

                           (a) any agreement (or group of related agreements)
for the lease of personal property to or from any Person providing for lease payments in excess of $5,000 per annum;

                           (b) any agreement (or group of related agreements)
for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a loss to the Company or the Subsidiary, or involve consideration in excess of $10,000;

                           (c) any agreement concerning a partnership or joint
venture;

                           (d) any agreement (or group of related agreements)
under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $10,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

                           (e) any agreement concerning confidentiality or
noncompetition;

                           (f) any agreement with any of the Sellers and their
Affiliates (other than the Company and the Subsidiary);

                           (g) any profit sharing, stock option, stock purchase,
stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

                           (h) any collective bargaining agreement;

                           (i) any agreement for the employment of any
individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $40,000 or providing severance benefits;

                           (j) any agreement under which it has advanced or
loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

                           (k) any agreement under which the consequences of a
default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Company or the Subsidiary; or

                           (l) any other agreement (or group of related
agreements) the performance of which involves consideration in excess of $10,000.

                  The Sellers have delivered to the Buyer a correct and complete copy of each written agreement listed in Section 4.16 of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 4.16 of the Disclosure Schedule. With respect to each such agreement, to the Knowledge of the Sellers, McDermott or Yost: (i) the agreement is legal, valid, binding, enforceable, and in full force and effect; (ii) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (iii) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (iv) no party has repudiated any provision of the agreement.

                  4.17 NOTES AND ACCOUNTS RECEIVABLE. All notes and accounts receivable of the Company and the Subsidiary are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts as set forth on the face of the Most Recent Balance Sheet of the Company and the Subsidiary, respectively.

                  4.18 POWERS OF ATTORNEY. There are no outstanding powers of attorney executed on behalf of the Company or the Subsidiary.

                  4.19 INSURANCE. Section 4.19 of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the Company or the Subsidiary has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past seven (7) years:

                           (a) the name, address, and telephone number of the
agent;

                           (b) the name of the insurer, the name of the
policyholder, and the name of each covered insured;

                           (c) the policy number and the period of coverage;

                           (d) the scope (including an indication of whether the
coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage;

                           (e) any claim for coverage that has been denied
(including partially denied) or is being contested; and

                           (f) a description of any retroactive premium
adjustments or other loss-sharing arrangements.

                  With respect to each such insurance policy, to the Knowledge of the Sellers, McDermott or Yost: (i) the policy is legal, valid, binding, enforceable, and in full force and effect; (ii) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (iii) neither the Company nor the Subsidiary nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (iv) no party to the policy has repudiated any provision thereof. Each of the Company and the Subsidiary has been covered during the past seven (7) years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. Section 4.19 of the Disclosure Schedule describes any self-insurance arrangements affecting the Company or the Subsidiary.

                  4.20 LITIGATION. Section 4.20 of the Disclosure Schedule sets forth each instance in which the Company or the Subsidiary (a) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (b) is a party or, to the Knowledge of the Sellers, McDermott and Yost, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in
Section 4.20 of the Disclosure Schedule could result in any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Company or the Subsidiary. Neither the Sellers, McDermott nor Yost has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against the Company or the Subsidiary.

                  4.21 PRODUCT WARRANTY. Each Product manufactured, sold, leased, or delivered by the Company or the Subsidiary has been in conformity with all applicable contractual commitments and all express and implied warranties, and neither the Company nor the Subsidiary has any Liability (and to the Knowledge of the Sellers, McDermott or Yost, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith in excess of the amounts experienced by the Company or the Subsidiary in the past. No Product manufactured, sold, leased, or delivered by the Company or the Subsidiary is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. Section 4.21 of the Disclosure Schedule includes copies of the standard terms and conditions of sale or lease for each of the Company and the Subsidiary (containing applicable guaranty, warranty, and indemnity provisions).

                  4.22 PRODUCT LIABILITY. Neither the Company nor the Subsidiary has any Liability (and to the Knowledge of the Sellers, McDermott or Yost) there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any Product manufactured, sold, leased, or delivered by the Company or the Subsidiary.

                  4.23 EMPLOYEES. To the Knowledge of the Sellers, McDermott or Yost, no executive, key employee, or group of employees has any plans to terminate employment with the Company or the Subsidiary. Neither the Company nor the Subsidiary is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. Neither the Company nor the Subsidiary has committed any unfair labor practice. Neither the Sellers, McDermott nor Yost has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company or the Subsidiary.

                  4.24 EMPLOYEE BENEFITS.

                           (a) Section 4.24 of the Disclosure Schedule lists
each Employee Benefit Plan that the Company or the Subsidiary maintains, to which the Company or the Subsidiary contributes or has any obligation to contribute, or with respect to which the Company or the Subsidiary has any Liability or potential Liability.

                                    (i) Each such Employee Benefit Plan (and
each related trust, insurance contract, or fund) has been maintained, funded and administered in accordance with the terms of such Employee Benefit Plan and complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws.

                                    (ii) All required reports and descriptions
(including annual reports (IRS Form 5500), summary annual reports, and summary plan descriptions) have been timely filed and/or distributed in accordance with the applicable requirements of ERISA and the Code with respect to each such Employee Benefit Plan. The requirements of COBRA have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan subject to COBRA.

                                    (iii) All contributions (including all
employer contributions and employee salary reduction contributions) which are due have been made within the time period prescribed by ERISA to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been made to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Company and the Subsidiary. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                                    (iv) Each such Employee Benefit Plan which
is intended to meet the requirements of a "qualified plan" under Code Section 401(a) has received a determination from the Internal Revenue Service that such Employee Benefit Plan is so qualified, and nothing has occurred since the date of such determination that could adversely affect the qualified status of any such Employee Benefit Plan.

                                    (v) The market value of assets under each
such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of all vested and nonvested Liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

                                    (vi) McDermott and Yost have delivered to
the Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent annual report (IRS Form 5500, with all applicable attachments), and all related trust agreements, insurance contracts, and other funding arrangements which implement each such Employee Benefit Plan.

                           (b) With respect to each Employee Benefit Plan that
any of the Company, the Subsidiary, and any ERISA Affiliate maintains, to which any of them contributes or has any obligation to contribute, or with respect to which any of them has any Liability or potential Liability:

                                    (i) No such Employee Benefit Plan which is
an Employee Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or, to the Knowledge of the Sellers, McDermott or Yost, threatened.

                                    (ii) There have been no Prohibited
Transactions with respect to any such Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of the Sellers, McDermott or Yost, threatened. Neither the Sellers, McDermott nor Yost has any Knowledge of any Basis for any such action, suit, proceeding, hearing, or investigation.

                                    (iii) Neither the Company nor the Subsidiary
has incurred, and neither the Sellers, McDermott nor Yost has any reason to expect that the Company or the Subsidiary will incur, any Liability to the PBGC (other than with respect to PBGC premium payments not yet due) or otherwise under Title IV of ERISA (including any withdrawal liability as defined in ERISA
Section 4201) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan, or under COBRA with respect to any such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                           (c) None of the Company, the Subsidiary, and any
ERISA Affiliate has incurred any Liability on account of a "partial withdrawal" or a "complete withdrawal" (within the meaning of ERISA Section Section 4205 and 4203, respectively) from any Multiemployer Plan, no such Liability has been asserted, and there are no events or circumstances which could result in any such partial or complete withdrawal; and none of the Company, the Subsidiary, and any ERISA Affiliate is bound by any contract or agreement or has any obligation or Liability described in ERISA Section 4204. Each Multiemployer Plan complies in form and has been administered in accordance with the requirements of ERISA and, where applicable, the Code, and each Multiemployer Plan is qualified under Code Section 401(a).

                           (d) Neither the Company nor the Subsidiary maintains,
contributes to or has an obligation to contribute to, or has any Liability or potential Liability with respect to, any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with COBRA).

                  4.25 GUARANTIES. Neither the Company nor the Subsidiary is a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other Person.

                  4.26 ENVIRONMENTAL, HEALTH, AND SAFETY MATTERS.

                           (a) Each of the Company and the Subsidiary has
complied and is in compliance with all Environmental, Health, and Safety Requirements.

                           (b) Without limiting the generality of the foregoing,
each of the Company and the Subsidiary has obtained and complied with, and is in compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business; a list of all such permits, licenses and other authorizations is set forth in Section 4.26 of the Disclosure Schedule.

                           (c) Neither the Company nor the Subsidiary has
received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental, Health, and Safety Requirements.

                           (d) None of the following exists at any property or
facility owned or operated by the Company or the Subsidiary: (i) underground storage tanks, (ii) asbestos-containing material in any form or condition, (iii) materials or equipment containing polychlorinated biphenyls, or (iv) landfills, surface impoundments, or disposal areas.

                           (e) Neither the Company nor the Subsidiary has
treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to liabilities, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Solid Waste Disposal Act, as amended, or any other Environmental, Health, and Safety Requirements.

                           (f) Neither this Agreement nor the consummation of
the transaction that is the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental, Health, and Safety Requirements.

                           (g) Neither the Company nor the Subsidiary has,
either expressly or by operation of law, assumed or undertaken any liability, including without limitation any obligation for corrective or remedial action, of any other Person relating to Environmental, Health, and Safety Requirements.

                           (h) No facts, events or conditions relating to the
past or present facilities, properties or operations of the Company or the Subsidiary will prevent, hinder or limit continued compliance with Environmental, Health, and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental, Health, and Safety Requirements, or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental, Health, and Safety Requirements, including without limitation any relating to onsite or offsite releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

                  4.27 CERTAIN BUSINESS RELATIONSHIPS WITH THE COMPANY AND THE SUBSIDIARY. Except as set forth in Section 4.27 of the Disclosure Schedule, neither of the Sellers nor their Affiliates has been involved in any business arrangement or relationship with the Company or the Subsidiary within the past twelve (12) months, and neither of the Sellers nor their Affiliates owns any asset, tangible or intangible, which is used in the business of the Company or the Subsidiary.

                  4.28 STOCK REPURCHASES. The Stock Repurchases comply in all respects with all applicable laws including without limitation Section 500 of the California Corporations Code and all state and federal securities laws. The materials distributed by the Company and the Subsidiary to their respective shareholders in connection with the Stock Repurchases did not contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. All of the agreements between the Company and its shareholders and the Subsidiary and its shareholders with respect to the Stock Repurchases constitute the valid and legally binding obligations of the respective parties thereto, enforceable in accordance with their respective terms and conditions.

                  4.29 DISCLOSURE. The representations and warranties contained in this SECTION 4 do not contain any untrue statement of a fact or omit to state any fact necessary in order to make the statements and information contained in this SECTION 4 not misleading.

         5.       POST-CLOSING COVENANTS.
                  -----------------------

                  The Parties agree as follows with respect to the period following the Closing.

                  5.1 GENERAL. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under SECTION 7). The Sellers acknowledge and agree that from and after the Closing the Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Company and the Subsidiary.

                  5.2 LITIGATION SUPPORT. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(a) any transaction contemplated under this Agreement or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company or the Subsidiary, each of the other Parties will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under SECTION 7 below).

                  5.3 TRANSITION. None of the Sellers, McDermott and Yost will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Company or the Subsidiary from maintaining the same business relationships with the Company or the Subsidiary after the Closing as it maintained with the Company or the Subsidiary prior to the Closing. Each of the Sellers, McDermott and Yost will refer all customer inquiries relating to the businesses of the Company and the Subsidiary to the Buyer from and after the Closing.

                  5.4 CONFIDENTIALITY. Each of the Sellers, McDermott and Yost will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in his or its possession. In the event that any of the Sellers, McDermott or Yost is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that Seller, McDermott or Yost will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this SECTION 5.4. If, in the absence of a protective order or the receipt of a waiver hereunder, any of the Sellers, McDermott or Yost is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Seller, McDermott or Yost may disclose the Confidential Information to the tribunal; PROVIDED, HOWEVER, that the disclosing Seller, McDermott or Yost shall use his or its best efforts to obtain, at the reasonable request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

                  5.5 NON-COMPETITION.

                           (a) As further consideration for the purchase and
sale of the Company Shares and the transactions contemplated by this Agreement, during the period commencing on the Closing Date, and ending on the date which is five (5) years thereafter (the "RESTRICTED PERIOD"), neither the Sellers, McDermott nor Yost shall, in any Restricted Territory, directly or indirectly:

                                    (i) subject to the terms and conditions of
the Consulting Agreements, engage in any business, activity, or enterprise competitive with or substantially similar to the Business, including, without limitation, in the manufacture, production, design, engineering, importation, purchase, marketing, sale, distribution, research or development of any Products, or engage or invest in, own, manage, operate, finance, control, solicit business related to, or participate in the ownership, management, operation, financing, or control of, be employed by, lend his name or any similar name, or lend his credit to, or render services or advice to, any Person engaged in any business, activity or enterprise competitive with or substantially similar to the Business including, without limitation, in the manufacture, production, design, engineering, importation, purchase, marketing, sale, distribution, research or development of any Products;

                                    (ii) individually or on behalf of any other
Person, recruit or solicit any person who has been an employee, representative, consultant or agent of the Buyer or former employee of the Company hired by the Buyer, to terminate his or her employment with the Buyer;

                                    (iii) use, incorporate or otherwise create
any business organization utilizing any name which uses, the words "Larus" or "Vista" or which are confusingly similar to any such words; or

                                    (iv) solicit, call upon, or attempt to
communicate with any customer, former customer, or prospective customer of the Buyer, the Company or the Subsidiary for the purposes of manufacture, production, design, engineering, importation, purchase, marketing, sale, distribution, research or development of any Products. This restriction shall only apply to any customer, former customer or prospective customer of the Buyer, the Company or the Subsidiary with whom the Company, the Subsidiary, the Sellers, McDermott or Yost had contact with prior to the Closing Date. For purposes of this paragraph, "contact" means interaction between the Sellers, McDermott or Yost, directly or indirectly, and the customer, former customer or prospective customer which takes place to further the business relationship, or performing of services, on behalf of the Company, the Subsidiary, the Sellers, McDermott or Yost.

                           (b) The Sellers, McDermott and Yost shall be deemed
to be competing with Buyer in violation of SECTION 5.5(a) if any thereof, or any Affiliate thereof, is engaged or participates in any activity or activities described in SECTION 5.5(a), directly or indirectly, whether for his own account or for that of any other Person, and whether as a shareholder, partner or investor controlling any such entity or as principal, agent, representative, proprietor or partner, or in any other capacity; PROVIDED, HOWEVER, that nothing herein shall prohibit purely passive investments in any business so long as the aggregate interest represented by such investments does not exceed one percent (1%) of any class of the outstanding debt or equity securities of said business.

                           (c) Because a breach, or failure to comply with, this
SECTION 5.5 will cause irreparable injury to the Buyer for which there is no adequate remedy at law and the exact amount of which will be difficult to ascertain, if any of the Sellers, McDermott or Yost, or any Affiliate of any thereof, should in any way breach, or fail to comply with, the terms of this
SECTION 5.5, the Buyer shall be entitled to an injunction restraining such Person(s) from any such breach or failure. All remedies expressly provided for herein are cumulative of any and all other remedies now existing at law or in equity, to the extent permitted under applicable law. The Buyer shall, in addition to the remedies herein provided, be entitled to avail itself of all such other remedies as may now or hereafter exist at law or in equity for compensation, and for the specific enforcement of the covenants contained herein without the necessity of proving actual damages. Resort to any remedy provided for hereunder or provided for by law shall not preclude or bar the concurrent or subsequent employment of any other appropriate remedy or remedies, or preclude the recovery by the Buyer of monetary damages and compensation.

                           (d) If any provision of this SECTION 5.5 shall
finally be judicially determined to be invalid, ineffective or unenforceable, such determination shall apply only in the jurisdiction in which such adjudication is made and every other provision of this SECTION 5.5 shall remain in full force and effect. The invalid, ineffective or unenforceable provision shall, without further action by the parties, be automatically amended, to the extent permitted under applicable law, to effect the original purpose and intent of the invalid, ineffective or unenforceable provision (and if such provision governs the duration of the Restricted Period or geographic scope of the Restricted Territory, such provision shall be amended to reduce such duration or scope, as applicable, as minimally as possible so that such provision is valid, effective and enforceable for the longest period of time and fullest geographic area as is adjudged permissible for such provision to be valid, effective and enforceable); PROVIDED, HOWEVER, that such amendment shall apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.

                           (e) Each of the Sellers, McDermott and Yost
acknowledges that the duration of the Restricted Period, the geographic scope of the Restricted Territory, and the scope of restricted activities described in
SECTION 5.5(a) are reasonable and necessary to protect the legitimate business interests of the Buyer in view of the nature of the Business of the Company, the nature of the business in which the Buyer is engaged, and the nature of the transactions contemplated by this Agreement. Each of the Sellers, McDermott and Yost understands that the foregoing restrictions will significantly limit or bar his ability to earn a livelihood in the Business or a business related to the Business, but each of them nevertheless believes that he or it has received and will receive, directly or indirectly, sufficient consideration and other benefits pursuant to this Agreement and the other agreements relating to this Agreement to clearly justify such restrictions.

                  5.6 PREPARATION AND DELIVERY OF CLOSING BALANCE SHEETS. Within fifteen (15) days after the Closing Date, the Sellers shall deliver to the Buyer all information necessary for the Buyer to prepare the balance sheets of the Company and the Subsidiary dated as of the Closing Date (the "CLOSING BALANCE Sheets") in accordance with GAAP. The Buyer shall deliver to the Sellers the Closing Balance Sheets within twenty-five (25) days after the Closing Date.

                  5.7 CERTAIN TAX PAYMENTS. The Buyer shall be responsible for the payment of any income tax liability resulting from a disallowance of the tax deduction of the aggregate $400,000 in bonuses to the directors of the Company and the Subsidiary for fiscal 2003 set forth on the Company's and/or the Subsidiary's federal and state or franchise tax returns.

         6.       CONDITIONS TO OBLIGATION TO CLOSE.
                  ----------------------------------

                  6.1 CONDITIONS TO OBLIGATION OF THE BUYER. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions as of the Closing:

                           (a) the representations and warranties set forth in
SECTION 3.1 and SECTION 4 shall be true and correct in all material respects at and as of the Closing Date;

                           (b) the Sellers shall have performed and complied
with all of their covenants hereunder in all material respects through the Closing;

                           (c) no action, suit, or proceeding shall be pending
or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement,
(ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii) affect adversely the right of the Buyer to own the Company Shares and to control the Company and the Subsidiary, or (iv) affect adversely the right of the Company or the Subsidiary to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                           (d) the Sellers shall have delivered to the Buyer a
certificate to the effect that each of the conditions specified in SECTIONS 6.1(a)-(c) are satisfied in all respects;

                           (e) the Parties, the Company and the Subsidiary shall
have received all authorizations, consents, and approvals of governments and governmental agencies referred to in SECTION 3.1(a), SECTION 3.2(b), and SECTION 4.3;

                           (f) the relevant parties shall have entered into the
Short Term Notes, the Long Term Notes, and the Warrant Agreements and the same shall be in full force and effect;

                           (g) the relevant parties shall have entered into the
Registration Rights Agreement (the "REGISTRATION RIGHTS AGREEMENT") in form and substance as set forth on EXHIBIT F attached hereto and the same shall be in full force and effect;

                           (h) the Sellers, McDermott and Yost shall each have
entered into a Lock-Up Agreement (collectively, the "LOCK-UP AGREEMENTS") with the Buyer covering the resale of each such holder of the Buyer Shares in form and substance as set forth in EXHIBIT G attached hereto and the same shall be in full force and effect;

                           (i) McDermott and Yost, or an entity controlled by
them, shall have entered into a noncancelable triple net lease agreement (the "FACILITY LEASE AGREEMENT") with the Buyer for the lease of the approximately 30,000 square foot facility located at 894 Faulstich Court, San Jose, California 95112, in form and substance as set forth in EXHIBIT H attached hereto and the same shall be in full force and effect;

                           (j) each of McDermott and Yost shall have entered
into a Consulting Agreement (collectively, the "CONSULTING AGREEMENTS") in form and substance as set forth on EXHIBIT I and EXHIBIT J, respectively, attached hereto and the same shall be in full force and effect;

                           (k) all trade accounts payable of the Company and the
Subsidiary, excluding any payables between the Company and the Subsidiary, shall be within terms (i.e., equal to or less than forty-five (45) days) and within the range of trade accounts payable at the end of each month for the previous twelve (12) months prior to the Closing Date, excluding any accrued payable for NEBS approval;

                           (l) no outstanding funded debt of either the Company
or the Subsidiary shall exist, other than inter-company debt;

                           (m) in the Buyer's sole judgment, a credible fiscal
2004 sales forecast of each of the Company and the Subsidiary shall exist in writing and have been delivered to the Buyer showing results of operations at least as good as fiscal 2003;

                           (n) satisfactory reviews of the projected Closing
Balance Sheets prepared by management of the Company and the Subsidiary or requested by the Buyer from time to time prior to the Closing shall have been completed;

                           (o) the Buyer's independent auditors shall be able to
provide comfort to the Buyer that the financial statements of each of the Company and the Subsidiary as of their respective Most Recent Fiscal Year End are auditable and that the financial statements of each of the Company and the Subsidiary as of their respective Most Recent Fiscal Month End are may be reviewed;

                           (p) fiscal 2003 aggregate annual bonus payments made
by the Company and the Subsidiary shall not have been greater than $50,000, and fiscal 2003 profit sharing amounts shall not have been greater than $50,000 and no accrued bonus or profit sharing amounts to non-directors shall exist on the Most Recent Balance Sheet of the Company and/or the Subsidiary. In addition, there shall not have been any fiscal 2003 bonus payments made to the directors of either of the Company or the Subsidiary;

                           (q) the transactions contemplated by this Agreement
shall have been approved by all necessary corporate action on the part of the Buyer, and the Company;

                           (r) the Buyer shall have received from counsel to the
Sellers an opinion in form and substance as set forth in EXHIBIT K attached hereto, addressed to the Buyer, and dated as of the Closing Date;

                           (s) the Buyer shall have received the resignations,
effective as of the Closing, of each director and officer of the Company and the Subsidiary; and

                           (t) all actions to be taken by the Sellers in
connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

                  The Buyer may waive any condition specified in this SECTION
6.1 if it executes a writing so stating at or prior to the Closing.

                  6.2 CONDITIONS TO OBLIGATION OF THE SELLERS, MCDERMOTT AND YOST. The obligation of the Sellers, McDermott and Yost to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions as of the Closing:

                           (a) the representations and warranties set forth in
SECTION 3.2 shall be true and correct in all material respects at and as of the Closing Date;

                           (b) the Buyer shall have performed and complied with
all of its covenants hereunder in all material respects through the Closing;

                           (c) no action, suit, or proceeding shall be pending
or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                           (d) the Buyer shall have delivered to the Sellers a
certificate to the effect that each of the conditions specified in SECTIONS 6.2(a)-(c) are satisfied in all respects;

                           (e) the Parties, the Company and the Subsidiary shall
have received all authorizations, consents, and approvals of governments and governmental agencies referred to in SECTION 3.1(a), SECTION 3.2(b), and SECTION 4.3;

                           (f) the relevant parties shall have entered into the
Short Term Notes, the Long Term Notes, the Warrant Agreements, the Registration Rights Agreement, the Lock-Up Agreements, the Facility Lease Agreement, and the Consulting Agreements and the same shall be in full force and effect;

                           (g) the transactions contemplated by this Agreement
shall have been approved by all necessary corporate action on the part of the Buyer and the Company; (h) the Sellers shall have received from counsel to the Buyer an opinion in form and substance as set forth in EXHIBIT L attached hereto, addressed to the Sellers, and dated as of the Closing Date; and

                           (i) all actions to be taken by the Buyer in
connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Sellers.

                  The Sellers, McDermott or Yost may waive any condition specified in this SECTION 6.2 if they execute a writing so stating at or prior to the Closing.

         7.       REMEDIES FOR BREACHES OF THIS AGREEMENT.
                  ----------------------------------------

                  7.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Sellers contained in SECTION 3.1, all of the representations and warranties of the Sellers, McDermott and Yost contained in SECTION 4 (other than SECTIONS 4.11 AND 4.21 and even if the Buyer knew or had reason to know of any misrepresentation or breach of warranty with respect to SECTION 4.10 at the time of Closing) and all of the representation and warranties of the Buyer contained in SECTION 3.2 shall survive the Closing hereunder and continue in full force and effect for a period of one (1) year thereafter. All of the representations and warranties of the Sellers, McDermott and Yost contained in SECTION 4.21 relating to the Products shall survive the Closing hereunder and continue in full force and effect with respect to each Product for a period after the Closing equal to the warranty period relating to each such Product; PROVIDED, HOWEVER, that in no event shall such period exceed two (2) years after the Closing. All of the representations and warranties of the Parties of the Sellers, McDermott and Yost contained in SECTION 4.11 shall survive the Closing and continue in full force and effect forever thereafter (subject to any applicable statutes of limitations).

                  7.2 INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE BUYER.

                           (a) Subject to SECTION 7.7, in the event the Sellers,
McDermott or Yost breaches any of their representations and warranties contained in SECTION 4, if there is an applicable survival period pursuant to SECTION 7.1, provided that the Buyer makes a written claim for indemnification against McDermott or Yost pursuant to SECTION 9.7 within such survival period, then each of the Sellers, McDermott and Yost agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach.

                           (b) Subject to SECTION 7.7, in the event any of the
Sellers breaches any of his representations and warranties in SECTION 3.1, and, if there is an applicable survival period pursuant to SECTION 7.1, provided that the Buyer makes a written claim for indemnification against the Seller pursuant to SECTION 9.7 within such survival period, then such Seller agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

                  7.3 INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE SELLERS. Subject to SECTION 7.7, in the event the Buyer breaches any of its representations, warranties, and covenants contained herein, and, if there is an applicable survival period pursuant to SECTION 7.1, provided that any of the Sellers makes a written claim for indemnification against the Buyer pursuant to
SECTION 9.7 within such survival period, then the Buyer agrees to indemnify each of the Sellers from and against the entirety of any Adverse Consequences the Seller may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Seller may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

                  7.4 MATTERS INVOLVING THIRD PARTIES.

                           (a) If any third party shall notify any Party (the
"INDEMNIFIED PARTY") with respect to any matter (a "THIRD PARTY CLAIM") which may give rise to a claim for indemnification against any other Party (the "INDEMNIFYING PARTY") under this SECTION 7, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; PROVIDED, HOWEVER, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                           (b) Any Indemnifying Party will have the right to
defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within fifteen (15) days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying

Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                           (c) So long as the Indemnifying Party is conducting
the defense of the Third Party Claim in accordance with SECTION 7.4(b), (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

                           (d) In the event any of the conditions in SECTION
7.4(b) is or becomes unsatisfied, however, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (ii) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including attorneys' fees and expenses), and (iii) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this SECTION 7.

                           (e) The foregoing provisions of SECTIONS 7.4(a)-(d)
notwithstanding, it is the intention of the Parties to cooperate fully with each other in the event of a Third Party Claim. To that end, if the event of a Third Party Claim resulting in McDermott, Yost or the Sellers being an Indemnifying Party, the Buyer will consult with McDermott and Yost prior to taking any action in defense of such Third Party Claim, especially if the Third Party Claim involves matters concerning the FCC or the Internal Revenue Service.

                  7.5 DETERMINATION OF ADVERSE CONSEQUENCES. All indemnification payments under this SECTION 7 shall be deemed adjusted to the Purchase Price.

                  7.6 SET OFF. In addition to any and all other remedies hereunder or at law or in equity, the Buyer shall be entitled to recover any indemnification payment or other amounts due from the Sellers, by retaining and setting off the amounts (whether or not such amounts are liquidated or reduced to judgment) against any amounts due or to become due from the Buyer to the Sellers under the Buyer Notes.

                  7.7 LIMITATIONS ON INDEMNIFICATION MATTERS.

                           (a) The maximum aggregate amount of indemnification
which can be required of McDermott, Yost and the Sellers under SECTIONS 7.2(a) AND (b) for any breach of any representation, warranty or covenant set forth herein shall not exceed $250,000; PROVIDED, HOWEVER, that McDermott and Yost shall provide additional indemnification in the amount of $250,000 with respect to any breach of any representation or warranty set forth in SECTION 4.10, such that the maximum aggregate amount of indemnification required of McDermott, Yost and the Sellers shall not exceed $500,000, and PROVIDED, FURTHER, that the indemnification obligations of McDermott, Yost and Sellers relating to the representations and warranties contained in SECTION 4.10 shall not extend to the payment of any legal fees incurred by the Indemnified Party in connection with the defense of any Adverse Consequence in connection therewith.

                           (b) The Sellers, McDermott and Yost shall not have
any obligation to indemnify the Buyer from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach of any representation or warranty until the Buyer has suffered Adverse Consequences by reason of all such breaches in excess of a $120,000 aggregate threshold (at which point the Sellers, McDermott and Yost will be obligated to indemnify the Buyer from and against all such Adverse Consequences in excess of such amount up to the amounts set forth in SECTION 7.2(a)); PROVIDED, HOWEVER, that the $120,000 threshold shall not apply to any indemnification obligation of the Sellers, McDermott or Yost relating to the breach of any representation and warranty set forth in SECTIONS 3.1(c) AND 4.4.

                           (c) Neither the Sellers, McDermott nor Yost shall be
required to indemnify, defend or hold Buyer harmless from and against any Adverse Consequences the Buyer may suffer relating to the research and development contract between the Company and the Subsidiary.

         8.       TAX MATTERS.
                  ------------

                  The following provisions shall govern the allocation of responsibility as between the Buyer and the Sellers for certain tax matters following the Closing Date:

                  8.1 TAX PERIODS BEGINNING BEFORE AND ENDING AFTER THE CLOSING DATE. The Buyer shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Company and the Subsidiary for Tax periods which begin before the Closing Date and end on or after the Closing Date and shall be responsible for the payment of any Taxes relating thereto.

                  8.2 COOPERATION ON TAX MATTERS.

                           (a) The Buyer, the Company, the Subsidiary and the
Sellers shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this
SECTION 8 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company and the Subsidiary and the Sellers agree (i) to retain all books and records with respect to Tax matters pertinent to the Company and the Subsidiary relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Sellers, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Company and the Subsidiary or Sellers, as the case may be, shall allow the other party to take possession of such books and records.

                           (b) The Buyer and the Sellers further agree, upon
request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

                           (c) The Buyer and the Sellers further agree, upon
request, to provide the other party with all information that either party may be required to report pursuant to Section 6043 of the Code and all Treasury Department Regulations promulgated thereunder.

                  8.3 TAX SHARING AGREEMENTS. All tax sharing agreements or similar agreements with respect to or involving the Company and the Subsidiary shall be terminated as of the Closing Date and, after the Closing Date, the Company and the Subsidiary shall not be bound thereby or have any liability thereunder.

         9.       MISCELLANEOUS.
                  --------------

                  9.1 PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party or any of their respective subsidiaries, affiliates, officers, directors, employees or agents shall make any public statement or announcement or any release to trade publications or through the press or otherwise, or make any statement to any third party with respect to this Agreement or the transactions contemplated hereby (including, without limitation, with respect to the entering into of this Agreement and the terms hereof) without the prior written approval of the Buyer and McDermott and Yost, which approval shall not be unreasonably withheld and shall be given within forty-eight (48) hours after delivery of a copy of the proposed press release or public announcement to the Party whose approval is being requested; PROVIDED, HOWEVER, that any Party may make any public disclosure it believes in good faith is required by applicable law, governmental order or regulation, stock exchange rule or regulation or legal proceeding, and then only after notice to the other Parties. The Parties agree and acknowledge that the Buyer will file with the SEC a Form 8-K disclosing the terms of this Agreement, including the financial terms of the Agreement, after the Closing and within the time period prescribed by the Securities Exchange Act.

                  9.2 NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

                  9.3 ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

                  9.4 SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Buyer and McDermott or Yost; PROVIDED, HOWEVER, that the Buyer may (a) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (b) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

                  9.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                  9.6 HEADINGS. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                  9.7 NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two (2) business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to the Sellers:                 Mr. Noel McDermott
                                            502 Village Circle
                                            Santa Cruz, CA  95060

                                            and

                                            Mr. Warren P. Yost 10324 Miner Place
                                            Cupertino, CA 95014

         Copy to:                           Book & Book, LLP,
                                            1414 Soquel Avenue, Suite 203
                                            Santa Cruz, California 95062
                                            Attention:  Dennis Book, Esq.

         If to the Buyer:                   MicroTel International Inc.
                                            9485 Haven Avenue, Suite 100
                                            Rancho Cucamonga, California 91730
                                            Attention:  Carmine T. Oliva

         Copy to:                           Rutan & Tucker, LLP
                                            611 Anton Boulevard, 14th Floor
                                            Costa Mesa, California 92626
                                            Attention:  Larry A. Cerutti, Esq.

                  Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

                  9.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

                  9.9 AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer, the Sellers, McDermott and Yost. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                  9.10 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

                  9.11 EXPENSES. Each of the Parties will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby (and in the case of the costs and expenses of the Company and the Subsidiary, such costs and expenses shall be borne by the Sellers). The Sellers, McDermott and Yost agree that neither the Company nor the Subsidiary has borne or will bear any of the Sellers', McDermott's or Yost's costs and expenses (including any expenses of their financial advisors and any of their legal fees and expenses in excess of $25,000) in connection with this Agreement or any of the transactions contemplated hereby.

                  9.12 CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

                  9.13 INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                  9.14 SPECIFIC PERFORMANCE. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in SECTION 9.15), in addition to any other remedy to which they may be entitled, at law or in equity.

                  9.15 SUBMISSION TO JURISDICTION. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Orange County, California, any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in SECTION 9.7. Nothing in this SECTION 9.15, however, shall affect the right of any Party to serve legal process in any other manner permitted by law or at equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

                    (Signatures contained on following page)

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

BUYER:            MICROTEL INTERNATIONAL INC.,
                  a Delaware corporation


                  By:  /S/ CARMINE T. OLIVA
                     -----------------------------------------------------------
                     Carmine T. Oliva, Chairman, President and
                     Chief Executive Officer



SELLERS:          /S/  NOEL C. MCDERMOTT BY   WARREN P. YOST AS ATTORNEY IN FACT
                  --------------------------------------------------------------
                  Noel McDermott, as Trustee of the Noel C.
                  McDermott Revocable Living Trust dated
                  December 18, 1995

                  ADDRESS: 502 Village Circle
                           Santa Cruz, CA 95060



                  /S/  WARREN P. YOST
                  --------------------------------------------------------------
                  Warren P. Yost, Co-Trustee Under Declaration of
                  Trust dated March 9, 1988



                  /S/  GAIL A YOST
                  --------------------------------------------------------------
                  Gail A. Yost, Co-Trustee Under Declaration of
                  Trust dated March 9, 1988

                  ADDRESS: 10324 Miner Place
                           Cupertino, CA 95014



MCDERMOTT:        /S/  NOEL C. MCDERMOTT BY WARREN P. YOST AS ATTORNEY IN FACT
                  --------------------------------------------------------------
                  Noel C. McDermott, individually





YOST:             /S/  WARREN P. YOST
                  --------------------------------------------------------------
                  Warren P. Yost, individually